CONTACT:
Michael W. Kaplan
Chief Financial Officer
(714) 414-4003

PACIFIC SUNWEAR ANNOUNCES THIRD QUARTER OPERATING RESULTS;
ISSUES FOURTH QUARTER GUIDANCE

- Third quarter comparable store sales increased 4% -

ANAHEIM, Calif., December 3, 2014 --- Pacific Sunwear of California, Inc. (NASDAQ: PSUN) (the “Company”), announced today that net sales from continuing operations for the third quarter of fiscal 2014 ended November 1, 2014, were $212.3 million versus net sales from continuing operations of $202.8 million for the third quarter of fiscal 2013 ended November 2, 2013. Comparable store sales for the third quarter of fiscal 2014 increased 4%. The Company ended the third quarter of fiscal 2014 with 620 stores versus 635 stores a year ago.

On a GAAP basis, the Company reported a loss from continuing operations of $0.5 million, or $(0.01) on a diluted per share basis for the third quarter of fiscal 2014, compared to income from continuing operations of $17.7 million, or $0.24 per diluted share for the third quarter of fiscal 2013. The loss from continuing operations for the Company's third quarter of fiscal 2014 included a non-cash gain of $4.9 million, or $0.07 per diluted share, compared to a non-cash gain of $23.4 million, or $0.31 per diluted share, for the third quarter of fiscal 2013 related to the derivative liability that resulted from the issuance of the Convertible Series B Preferred Stock (the “Series B Preferred”) in connection with the term loan financing the Company completed in December 2011.

On a non-GAAP basis, excluding the non-cash gain on the derivative liability, other one-time charges, and assuming a tax benefit of approximately $1.9 million, the Company would have incurred a loss from continuing operations for the third quarter of fiscal 2014 of $2.2 million, or $(0.03) per diluted share, as compared to a loss from continuing operations of $3.5 million, or $(0.05) per diluted share, for the same period a year ago.

“We were very pleased with our Q3 comp store performance, inventory productivity and continued improvement in non-GAAP EPS”, said Gary H. Schoenfeld, President and Chief Executive Officer. “With eleven straight quarters of positive comp stores sales, I believe that our elevated merchandising assortments featuring a select number of leading lifestyle brands is resonating with customers and moving us even further toward our goal of establishing the new PacSun as one of the leading specialty apparel retailers for 17-24 year-olds.”

Financial Outlook for Fourth Fiscal Quarter of 2014
The Company's guidance range for the fourth quarter of fiscal 2014 contemplates a non-GAAP loss per diluted share from continuing operations of between $(0.17) and $(0.12), compared to $(0.17) in the fourth quarter of fiscal 2013.

The forecasted fourth quarter non-GAAP loss from continuing operations per diluted share guidance range is based on the following assumptions:

•	Comparable store sales from flat to +4%;

•	Revenue from $218 million to $227 million;

•	Gross margin rate, including buying, distribution and occupancy, of 21% to 24%;

•	SG&A expenses in the range of $61 million to $65 million; and

•	Applicable non-GAAP adjustments are tax effected using a normalized annual income tax rate.

The Company's fourth fiscal quarter of 2014 guidance range excludes the quarterly impact of the change in the fair value of the derivative liability due to the inherently variable nature of this financial instrument.

Discontinued Operations
In accordance with applicable accounting literature and consistent with the Company's financial statement presentation in its fiscal 2013 annual report, the Company has reclassified the results of operations of its closed stores as discontinued operations for all periods presented, as applicable.

Derivative Liability
In fiscal 2011, as a result of the issuance of the Series B Preferred in connection with the Company's $60 million senior secured term loan financing with an affiliate of Golden Gate Capital, the Company recorded a derivative liability equal to approximately $15 million, which represents the fair value of the Series B Preferred upon issuance. In accordance with applicable U.S. GAAP, the Company has marked this derivative liability to fair value through earnings and will continue to do so on a quarterly basis until the shares of Series B Preferred are either converted into shares of the Company's common stock or until the conversion rights expire (December 2021).

About Pacific Sunwear of California, Inc.
Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of December 3, 2014, the Company operates 620 stores in all 50 states and Puerto Rico. PacSun's website address is www.pacsun.com.

The Company will be hosting a conference call today at 5:00 p.m. Eastern time to review the results of its third fiscal quarter. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States and Canada at (855) 859-2056 or internationally at (404) 537-3406; passcode: 47110638. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the Company's investor relations website through midnight, March 17, 2015.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”

Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, the statements made by Mr. Schoenfeld in the fourth paragraph and the statements made by the Company under the heading “Financial Outlook for Fourth Fiscal Quarter of 2014.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company's business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in U.S. and world economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company's filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2014, and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	For the Third Quarter Ended		For the Three Quarters Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013

Net sales	$212,292	$202,795	$595,184	$579,201
Gross margin	56,683	51,173	162,885	155,540
SG&A expenses	58,020	52,968	170,609	162,418
Operating loss	(1,337)	(1,795)	(7,724)	(6,878)
(Gain) loss on derivative liability	(4,881)	(23,444)	(16,540)	7,000
Interest expense, net	3,867	3,565	11,819	10,551
(Loss) income from continuing operations before income taxes	(323)	18,084	(3,003)	(24,429)
Income taxes	146	369	362	514
(Loss) income from continuing operations	(469)	17,715	(3,365)	(24,943)
Loss from discontinued operations, net of tax effects	—	(473)	—	(1,241)
Net (loss) income	$(469)	$17,242	$(3,365)	$(26,184)

(Loss) income from continuing operations per share:
Basic	$(0.01)	$0.26	$(0.05)	$(0.36)
Diluted	$(0.01)	$0.24	$(0.05)	$(0.36)
Loss from discontinued operations per share:
Basic	$0.00	$(0.01)	$0.00	$(0.02)
Diluted	$0.00	$(0.01)	$0.00	$(0.02)
Net (loss) income per share:
Basic	$(0.01)	$0.25	$(0.05)	$(0.38)
Diluted	$(0.01)	$0.23	$(0.05)	$(0.38)
Weighted-average shares outstanding:
Basic	69,235	68,568	69,018	68,425
Diluted	69,235	75,515	69,018	68,425

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	November 1, 2014	February 1, 2014	November 2, 2013

ASSETS
Current assets:
Cash and cash equivalents	$12,279	$27,769	$19,927
Inventories	129,157	83,073	137,042
Prepaid expenses	15,872	13,404	15,324
Other current assets	6,072	6,089	5,403
Total current assets	163,380	130,335	177,696
Property and equipment, net	91,485	96,797	98,940
Other assets	42,694	45,507	45,026
Total assets	$297,559	$272,639	$321,662

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$81,637	$46,034	$77,806
Derivative liability	14,180	30,720	27,082
Other current liabilities	44,783	37,286	42,124
Total current liabilities	140,600	114,040	147,012
Deferred lease incentives	11,590	12,889	12,317
Deferred rent	14,927	15,440	15,727
Long-term debt	88,474	86,075	80,724
Other liabilities	25,808	26,046	25,619
Total liabilities	281,399	254,490	281,399
Total shareholders' equity	16,160	18,149	40,263
Total liabilities and shareholders' equity	$297,559	$272,639	$321,662

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the Three Quarters Ended
	November 1, 2014	November 2, 2013
Cash flows from operating activities:
Net loss	$(3,365)	$(26,184)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,060	19,443
Asset impairment	3,119	2,031
Loss on disposal of property and equipment	122	60
(Gain) loss on derivative liability	(16,540)	7,000
Amortization of debt discount	2,239	1,611
Non-cash stock-based compensation	1,202	2,200
Changes in assets and liabilities:
Inventories	(46,084)	(46,361)
Other current assets	(2,451)	(5,000)
Other assets	(1,600)	1,115
Accounts payable	35,603	27,813
Other current liabilities	7,130	(2,352)
Deferred lease incentives	(1,299)	(2,084)
Deferred rent	(513)	(406)
Other long-term liabilities	97	4
Net cash used in operating activities	(4,280)	(21,110)
Cash flows used for investing activities:
Purchases of property, equipment and intangible assets	(11,320)	(7,160)
Cash flows from financing activities:
Proceeds from mortgage borrowings	618	—
Principal payments under mortgage borrowings	(422)	(429)
Payments for debt issuance costs	(116)	—
Principal payments under capital lease obligations	(344)	(347)
Proceeds from exercise of stock options	374	240
Net cash provided by (used in) financing activities	110	(536)
Net decrease in cash and cash equivalents	(15,490)	(28,806)
Cash and cash equivalents, beginning of period	27,769	48,733
Cash and cash equivalents, end of period	$12,279	$19,927

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	November 1, 2014	November 2, 2013
Stores open at beginning of year	618	644
Stores opened during the period	5	4
Stores closed during the period	(3)	(13)
Stores open at end of period	620	635

	November 1, 2014		November 2, 2013
	# of Stores	Square Footage (000s)	# of Stores	Square Footage (000s)
PacSun Core stores	500	1,962	517	2,019
PacSun Outlet stores	120	485	118	477
Total stores	620	2,447	635	2,496

PACIFIC SUNWEAR OF CALIFORNIA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share data)

	For the Third Quarter Ended		For the Three Quarters Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013

GAAP (loss) income from continuing operations	$(469)	$17,715	$(3,365)	$(24,943)
Store closure charge (markdown allowance)	171	—	171	—
Software impairment	987	—	987	—
Derivative liability	(4,881)	(23,444)	(16,540)	7,000
Deferred tax valuation allowance	2,012	2,250	7,301	6,646
Non-GAAP loss from continuing operations	$(2,180)	$(3,479)	$(11,446)	$(11,297)

GAAP (loss) income from continuing operations per share	$(0.01)	$0.26	$(0.05)	$(0.36)
Store closure charge (markdown allowance)	—	—	—	—
Software impairment	0.01	—	0.01	—
Derivative liability	(0.07)	(0.34)	(0.24)	0.10
Deferred tax valuation allowance	0.04	0.03	0.11	0.09
Non-GAAP loss from continuing operations per share	$(0.03)	$(0.05)	$(0.17)	$(0.17)
Shares used in calculation	69,235	68,568	69,018	68,425

ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated December 3, 2014, contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP loss from continuing operations and non-GAAP loss from continuing operations per share for the third quarters and first three quarters of fiscal 2014 and 2013, respectively, and non-GAAP income (loss) from continuing operations per share guidance for the fourth quarter of fiscal 2014. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company has excluded the following items from all of its non-GAAP financial measures:

- Store closure charge - Software impairment - Derivative liability - Deferred tax valuation allowance
The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, individual operating segments or its senior management. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations.